                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

           Item                                          Information

Name:                               Wells Fargo Municipal Capital Strategies,
                                    LLC

Address:                            375 Park Avenue
                                    New York, New York 10152

Date of Event Requiring
Statement (Month/Day/Year):         December 4, 2018

Issuer Name and Ticker or
Trading Symbol:                     Nuveen Pennsylvania Quality Municipal Income
                                    Fund (NQP)

Relationship of Reporting
Person(s) to Issuer:                10% Owner

If Amendment, Date Original
Filed (Month/Day/Year):             Not Applicable

Individual or Joint/Group Filing:   Form filed by More than One Reporting Person

Signature:                          WELLS FARGO MUNICIPAL CAPITAL STRATEGIES,
                                    LLC

                                      By:   /s/ Adam Joseph
                                         ---------------------------------
                                      Name: Adam Joseph
                                      Title: President
                                      Date:  December 6, 2018